UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2024

INGRAM MICRO HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42384	86-2249729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3351 Michelson Drive, Suite 100, Irvine, CA 92612

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Common Stock, $0.01 Par Value	INGM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2024, Ingram Micro Holding Corporation (the “Company”) priced the initial public offering (the “IPO”) of its common stock, par value $0.01 per share (the “Common Stock”), at an offering price of $22.00 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-282404), as amended (the “Registration Statement”). On October 23, 2024, in connection with the pricing of the IPO, the Company, Imola JV Holdings, L.P. (the “Selling Stockholder”) and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and the several underwriters listed on Schedule 1 (the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell 11,600,000 shares of its Common Stock and the Selling Stockholder agreed to offer and sell 7,000,000 share of their Common Stock at the IPO Price. The Underwriters were granted a 30-day option to purchase up to an additional 2,790,000 shares of Common Stock from the Selling Stockholder. The IPO closed and the shares were delivered on October 25, 2024.

The Company and the Selling Stockholder made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 3.03.	Material Modification to the Rights of Securityholders.

The information set forth in Item 5.03 is incorporated by reference herein.

On October 23, 2024, the Company and the Selling Stockholder entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement is substantially the same as the form filed as an exhibit to the Registration Statement. Please see the description of the Investor Rights Agreement in the section titled “Certain Relationships and Related Party Transactions—Agreements to Be Entered into in Connection with this Offering—Investor Rights Agreement” in the Company’s Registration Statement, which description is incorporated by reference.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2024, consistent with his transition agreement, as amended as of December 30, 2023, and as previously disclosed, Alain Monié retired from his employment with Ingram Micro Inc. (“Ingram”) and resigned from all positions with respect with Ingram and each of its parents, subsidiaries and affiliates, effective that date. Mr. Monié will continue to serve as a Non-Executive Chairperson to the Board of Directors of the Company, and will receive compensation as a non-employee director in accordance with the non-employee director compensation policy described in “Executive Compensation—Compensation Discussion and Analysis—Director Compensation” in the Company’s Registration Statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2024, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective on such date. The forms of the Certificate of Incorporation and Bylaws are substantially the same as the forms filed as exhibits to the Registration Statement.

Please see the descriptions of the Certificate of Incorporation and the Bylaws in the section titled “Description of Capital Stock” in the Company’s Registration Statement, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01.	Other Events.

Initial Public Offering

On October 23, 2024, the Company announced the pricing of its IPO of 18,600,000 shares of Common Stock at a price to the public of $22.00 per share. The Underwriters were granted a 30-day option to purchase up to an additional 2,790,000 shares of Common Stock from the Selling Stockholder. The IPO closed and the shares were delivered on October 25, 2024.

In connection with the pricing, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 23, 2024, by and among the Company, the Selling Stockholder and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives for the underwriters named therein.

3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated October 23, 2024.

3.2	Amended and Restated Bylaws of the Company, effective October 23, 2024.

4.1	Investor Rights Agreement, effective October 23, 2024.

99.1	Press Release of the Company, dated October 23, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Augusto Aragone
Name:	Augusto Aragone
Title:	Executive Vice President, Secretary and General Counsel

Date: October 25, 2024